Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62478 of Office Depot, Inc. on Form S-3 and Registration Statements No. 333-45591, No. 333-59603, No. 333-63507, No. 333-68081, No. 333-69831, No. 333-41060, No. 333-80123 and No. 333-90305 of Office Depot, Inc. on Forms S-8 of our report dated July 28, 2003 which appears in the Form 8-K/A, Amendment No. 2, of Office Depot, Inc. dated July 31, 2003.

/s/ DELOITTE TOUCHE TOMATSU

Paris, France
July 28, 2003